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                                                                    Exhibit 3.35

                            ARTICLES OF INCORPORATION

                                       OF

                           CHAMPAGNE INDUSTRIES, INC.


         I, the undersigned, a natural person more than eighteen years of age, of Morrato, Bieging, Burrus & Colantuno, P.C., 5350 South DTC Parkway, Building 52, Englewood, Colorado 80111, acting as an incorporator in order to organize and establish a corporation under and pursuant to the Colorado Corporation Code, hereby adopt the following Articles of Incorporation:

                                    ARTICLE I
                                      NAME

         The name of the corporation is: Champagne Industries, Inc.

                                   ARTICLE II
                                TERM OF EXISTENCE

         The period of duration of the corporation shall be perpetual.

                                   ARTICLE III
                                     PURPOSE

         The purpose for which the corporation is organized is the transaction of all lawful business for which corporations may be incorporated pursuant to the Colorado Corporation Code.

                                   ARTICLE IV
                                     POWERS

         In furtherance of the purposes set forth in Article III of these Articles of Incorporation, the corporation shall have and may exercise all of the rights, powers, and privileges now or hereafter conferred upon corporations organized under and pursuant to the laws of the State of Colorado, including, but not limited to, the power to enter into general partnerships, limited partnerships (whether the corporation be a limited or general partner), joint ventures, syndicates, pools, associations and other arrangements for carrying on the

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purposes set forth in Article III of these Articles of Incorporation, jointly or in common with others. In addition, the corporation may do everything necessary, suitable or proper for the accomplishment of its corporate purposes.

                                    ARTICLE V
                                  CAPITAL STOCK

         A. AUTHORIZED SHARES. The aggregate number of shares which the corporation shall have authority to issue is 50,000 shares of common stock, all of which shall be without par value. All shares of common stock shall be fully paid stock and not liable to any call of assessment.

         B. TRANSFER RESTRICTIONS. The corporation shall have the right by appropriate action to impose restrictions upon the transfer of any shares of its common stock, or any interest therein, from time to time issued, provided that such restrictions as may from time to time be so imposed or notice of the substance thereof shall be set forth upon the face or back of the certificates representing such shares of common stock.

         C. PREEMPTIVE RIGHTS. The holders of the shares of the common stock of the corporation shall not be entitled as of right to purchase or subscribe for any unissued or treasury shares of any class, or any additional shares of any class to be issued by reason of any increase of the authorized shares of the corporation of any class, or any bonds, certificates of indebtedness, debentures, or other securities, rights, warrants or options convertible into shares of the corporation or carrying any right to purchase shares of any class in accordance with their proportionate equity in the corporation.

         D. CUMULATIVE VOTING. The cumulative system of voting for directors or for any other purpose shall not be allowed.

                                   ARTICLE VI
                               BOARD OF DIRECTORS

         The Board of Directors of the corporation shall consist of not less than three (3) members who need not be shareholders of the corporation nor residents of the State of Colorado; except that there need be only as many directors as there are shareholders in the event that the outstanding shares are held of record by fewer than three (3) shareholders.

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         The names and addresses of the persons who are to serve as the initial
Board of Directors of the corporation until the first annual meeting of shareholders, and until their successors shall be elected and shall qualify, are as follows:

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Donald A. Sloane                             David Hilliard
5380 East Sanford                            5350 South DTC
Circle                                       Parkway
Englewood, CO  80112                         Englewood, CO  80111
-------------------------------------------------------------------
-------------------------------------------------------------------
Joseph McAdams                               Thomas Bowen
5350 South DTC                               5350 South DTC
Parkway                                      Parkway
Englewood, CO  80111                         Englewood, CO  80111
-------------------------------------------------------------------
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Steve Dobler
5350 South DTC
Parkway
Englewood, CO  80111
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                                   ARTICLE VII
                                     BYLAWS

         The Board of Directors or shareholders shall have the power to make and adopt such prudent Bylaws for the government of the corporation not inconsistent with the laws of the State of Colorado or with these Articles for the purpose of regulating and carrying on the business of the corporation. The Board of Directors or shareholders, from time to time, may change, alter or amend the same as may be beneficial to the interests of the corporation.

                                  ARTICLE VIII
                                    CONTRACTS

         A. No contract or other transaction between the corporation and one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors are directors or officers or are financially interested shall be either void or voidable solely because of such relationship or interest, or solely because such directors are present at the meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction, or solely because their votes are counted for such purpose if:

                  1. The fact of such relationship or interest is disclosed or known to the board of directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors;

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                  2. The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

                  3. The contract or transaction is fair and reasonable to the corporation.

         B. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.

                                   ARTICLE IX
                          INDEMNIFICATION OF DIRECTORS

         Any person made a party to any civil action, suit or proceeding by reason of the fact that he or his predecessors- in-interest is or was an officer or director of the corporation shall be indemnified by the corporation against judgment, fines or penalties, amounts paid in settlement, and reasonable expenses, including attorney's fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceeding or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such director or officer is liable for gross negligence or intentional or reckless misconduct in the performance of his duties. Indemnification is not available to an officer or director if, under the circumstances, it would be contrary to public policy, federal or state statute, or any governmental rule, regulation or policy.

                                    ARTICLE X
                                CORPORATE ASSETS

         In addition to the other powers now or hereafter conferred upon the Board of Directors by these Articles of Incorporation, the Bylaws of the corporation, or by the laws of the State of Colorado, the Board of Directors may from time to time distribute to the shareholders in partial liquidation, out of the stated capital or the capital surplus of the corporation, a portion of the corporate assets, in cash or in kind; subject, however, to the limitations contained in the Colorado Corporation Code.

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                                   ARTICLE XI
                                REGISTERED OFFICE

         The address of the initial registered office of the corporation is 5380 East Sanford Circle, Englewood, CO 80112, and the name of the initial registered agent of the corporation at such address is Donald A. Sloane.

                                   ARTICLE XII
                                   AMENDMENTS

         The corporation reserves the right to amend, alter, change or repeal any provision contained in, or to add any provision to, its Articles of Incorporation from time to time, in any manner now or hereafter prescribed or permitted by the Colorado Corporation Code, and all rights and powers conferred upon directors and shareholders hereby are granted subject to this reservation.

                                  ARTICLE XIII
                               VOTING REQUIREMENTS

         When, with respect to any action to be taken by the shareholders of this corporation, the Colorado Corporation Code requires the vote or concurrence of the holder of two-thirds of the outstanding shares, or the shares entitled to vote thereon, such action may be taken by a majority of such outstanding shares, or shares entitled to vote thereon.

                                   ARTICLE XIV
                                  INCORPORATOR

         The name and address of the incorporator of the corporation is as follows:

                  Jeffrey H. Katz
                  5350 South DTC Parkway
                  Englewood, CO  80111

         IN WITNESS WHEREOF, I, the undersigned, being the sole incorporator designated in Article XIII of these Articles of Incorporation, have executed these Articles of Incorporation as of the 11th day of March, 1986.

                                              /s/ Jeffrey H. Katz
                                              --------------------------------
                                              Jeffrey H. Katz


STATE OF COLORADO          )
                           )  ss.:
COUNTY OF ARAVANOE         )


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         I, Brenda L. Beck, a Notary Public, hereby certify that Jeffrey H.
Katz, known to me to be the person whose name is subscribed to the annexed and foregoing Articles of Incorporation, appeared before me this day in person and each being by me first duly sworn, acknowledged and declared that he signed said Articles of Incorporation as his free and voluntary act and deed for the uses and purposes therein set forth and that the statements contained are true.

         My Commission Expires: January 8, 1990

         WITNESS my hand and official seal this 11th day of March, 1986.


                                                     /s/ Brenda L. Beck
                                                     -------------------------
                                                     NOTARY PUBLIC


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